SECTION 1350 CERTIFICATIONS

      The undersigned hereby certifies that the Quarterly Report on Form 10-Q of Trinity Partners Acquisition Company Inc. (the "Registrant") for the fiscal quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2005

                                     /s/ LAWRENCE BURSTEIN
                                     -------------------------------------------
                                     Lawrence Burstein
                                     President and Treasurer
                                     (Principal Executive and Financial Officer)